Exhibit 5.1

2475 Hanover Street Palo Alto, CA 94304-1114	Tel 650.233.4500 Fax 650.233.4545 www.pillsburylaw.com
August 30, 2007
Oculus Innovative Sciences, Inc.
1129 N. McDowell Boulevard
Petaluma, California 94954
Re: Registration Statement on Form S-1
Ladies and Gentlemen:
We are acting as counsel for Oculus Innovative Sciences, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 relating to the registration under the Securities Act of 1933 (the “Act”), of (i) up to 3,249,860 shares of Common Stock, par value $0.0001 per share (the “Common Stock”) of the Company (the “Shares”) and (ii) up to 1,760,906 shares (the “Warrant Shares”) of Common Stock issuable upon exercise of certain warrants to purchase Common Stock issued by the Company, all of which are to be offered and sold by certain stockholders of the Company. Such Registration Statement, as amended, is herein referred to as the “Registration Statement.”
We have reviewed and are familiar with such corporate proceedings and other matters as we have considered relevant or necessary as a basis for this opinion. On the basis of the foregoing and the assumptions set forth below, and subject to other qualifications and limitations set forth herein, we are of the opinion that (i) the Shares have been duly authorized and validly issued and are fully paid and nonassessable and (ii) the Warrant Shares have been duly authorized and, when issued in accordance with the terms thereof for the consideration set forth therein, will be validly issued, fully paid and nonassessable.
This opinion is limited to matters governed by the General Corporation Law of the State of Delaware.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,
/s/ Pillsbury Winthrop Shaw Pittman LLP